UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2022, 89bio, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with BofA Securities, Inc. and SVB Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell 18,675,466 shares of the Company’s common stock and accompanying warrants to acquire 9,337,733 shares of the Company’s common stock (the “Warrants”) at a combined public offering price of $3.55 and, in lieu of common stock to certain investors, pre-funded warrants to purchase 7,944,252 shares of common stock (the “Pre-Funded Warrants”) and accompanying Warrants to purchase up to 3,972,126 shares of common stock at a combined public offering price of $3.549 per share, which represents the combined public offering price for a share of common stock and accompanying warrant, less the $0.001 per share exercise price for each Pre-Funded Warrant (the “Offering”).

The Warrants have an exercise price of $5.325 per share, are exercisable immediately, and will expire two years following the date of issuance. The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Warrants or Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Warrants or Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The gross proceeds from the Offering are approximately $94.5 million before deducting customary underwriting discounts and offering expenses.

The securities described above were offered pursuant to a shelf registration statement (File No. 333-254684), which became effective on April 23, 2021. A final prospectus supplement dated June 28, 2022 relating to and describing the terms of the Offering was filed with the U.S. Securities and Exchange Commission on June 30, 2022.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement, the form of Warrant and the form of Pre-Funded Warrant are filed as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement, the Warrants and Pre-Funded Warrants do not purport to be complete and are qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of the common stock, the Warrants and Pre-Funded Warrants in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	89bio, Inc. Underwriting Agreement

4.1	Form of Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	89bio, Inc.

	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer